                                   EXHIBIT 11

                       To Cyprus Amax Minerals Company's
                         Quarterly Report on Form 10-Q
                      For the Quarter Ended June 30, 1994

                                   EXHIBIT 11

                  CYPRUS AMAX MINERALS COMPANY & SUBSIDIARIES

                                 -------------

                       Computation of Per Share Earnings

                      (In thousands except per share data)

                                             Three Months            Six Months
                                             Ended June 30          Ended June 30
                                          --------------------    --------------------
                                            1994       1993         1994       1993
                                          ---------  ---------    ---------  ---------
Net Income                                $      32  $      82    $      60  $      94
Preferred Stock Dividends                        (4)         -          (10)         -
                                          ---------  ---------    ---------  ---------
   Income Applicable to Common Shares     $      28  $      82    $      50  $      94
                                          =========  =========    =========  =========

Average Common Shares Outstanding              92.3       47.3         92.3       47.3
Common Stock Equivalents - Options               .4         .1           .4         .3
                                          ---------  ---------    ---------  ---------

Weighted Average Primary Shares
 Outstanding                                   92.7       47.4         92.7       47.6
Conversion of Series A Preferred Stock          9.6          -          9.6          -
                                          ---------  ---------    ---------  ---------

Fully Diluted Average Common
  Shares Outstanding                          102.3       47.4        102.3       47.6
                                          =========  =========    =========  =========

Primary Earnings per Common Share               .30       1.73          .55       1.98

Fully Diluted Earnings per Share                .32(1)    1.73          .58(1)    1.96(1)

(1) Fully diluted earnings per share was anti-dilutive in 1994 and was less than three percent different from earnings per common share in 1993.

                                     -19-